SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2005

COZUMEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

          0-27835

           33-0619262

(Commission File Number)

(IRS Employer Identification No.)

 24351 Pasto Road, Suite B, Dana Point, California

 92629

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  (949) 489-2400

Item 4.01.

Changes in Registrant’s Certifying Accountant

On September 14, 2005, Cozumel Corporation (the “Company”) terminated its relationship with Pritchett, Siler & Hardy, P.C . (“PSH”) the principal accountant previously engaged to audit the Company’s financial statements.  The Company’s board of directors approved the dismissal of  PSH. The audit reports of PSH on  the Company’s financial statements for the fiscal years ending June 30, 2004 and 2003 and  did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except such report was modified to include an explanatory paragraph for a going concern uncertainty. In connection with the audits of the fiscal year ending June 30, 2004 and 2003 including the subsequent interim periods since engagement through September 14, 2005, the date of termination, the Company had no disagreements with PSH with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-B.  Had there been any disagreements that were not resolved to their satisfaction, such disagreements would have caused PSH to make reference in connection with their opinion to the subject matter of the disagreement. In addition, during that time there were no reportable events (as defined in Item 304(a)(1)(iv) of Regulation S-B).

During the fiscal year ending June 30, 2004, including the subsequent interim periods since engagement through September 14, 2005, the date of PSH’s termination, the Company (or anyone on its behalf) did not consult with any other accounting firm regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B. Since there were no disagreements or reportable events (as defined in Item 304(a)(2) of Regulation S-B), the Company did not consult any other firm in respect to these matters during the time periods detailed herein.

The Company provided PSH with a copy of this Form 8-K. The Company requested that PSH furnish the Company with a letter to the Securities and Exchange Commission stating whether PSH agreed with the above statements. A copy of that letter dated September 16, 2005 is filed as an Exhibit to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits

16.2 Letter of Pritchett, Siler & Hardy, PC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  September 16, 2005

COZUMEL CORPORATION

By: /s/ Jehu Hand

     Jehu Hand

   President and Chief Financial Officer